UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2012

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Entry into Purchase and Sale Agreement for the Stockade Portfolio

On June 19, 2012, Strategic Storage Trust, Inc. (the “Registrant”), through a wholly-owned subsidiary of the Registrant’s operating partnership, executed a purchase and sale agreement with unaffiliated third parties (the “Stockade Portfolio Purchase Agreement”) for the acquisition of 16 self storage facilities located in Georgia, Florida and South Carolina (the “Stockade Portfolio”). The purchase price for the Stockade Portfolio is $76.4 million, plus closing costs and acquisition fees. The Registrant expects this acquisition to close in two phases. The first 10 properties in the table below are expected to close in the third quarter of 2012 and the remaining six properties are expected to close in the fourth quarter of 2012. The Registrant expects to fund such acquisitions with a combination of net proceeds from its public offering and indebtedness. This discussion of the potential acquisition of the Stockade Portfolio is qualified in its entirety by the text of the Stockade Portfolio Purchase Agreement, attached hereto as Exhibit 10.1.

A summary of the properties in the Stockade Portfolio is as follows:

Property	Address	Purchase Price	Year Built	Approx. Sq. Ft. (net)	Approx. Units
Wilmington Island – GA	4777 Highway 80 East, Wilmington Island, GA	$8,660,000	1999	69,400	570
Myrtle Beach – SC	3015 Ricks Industrial Park Dr., Myrtle Beach, SC	$3,000,000	2002	73,300	480
Savannah I – GA	1060 King George Blvd., Savannah, GA	$2,800,000	2002	68,700	590
Savannah II – GA	782 King George Blvd., Savannah, GA	$2,500,000	2001	67,100	450
Columbia – SC	512 Percival Rd., Columbia, SC	$1,870,000	2003	65,400	490
Lexington I – SC	890 St. Peters Church Rd., Lexington, SC	$1,800,000	2010	35,400	250
Stuart I – FL	1990 NW Federal Hwy. 1, Stuart, FL	$2,850,000	2004	51,500	370
Lexington II – SC	120 Northpoint Dr., Lexington, SC	$3,750,000	1998/2003	86,500	580
Stuart II – FL	6195 South Kanner Hwy., Stuart, FL	$4,170,000	2008	54,700	380
Bluffton – SC	298 Red Cedar St., Bluffton, SC	$5,000,000	2008	78,900	660
Mt. Pleasant I – SC	1117 Bowman Rd., Mt. Pleasant, SC	$3,500,000	1989	41,000	390
Charleston I – SC	2343 Savannah Hwy., Charleston, SC	$3,000,000	1975/1988/2001	46,700	390
Charleston II – SC	1533 Ashley River Rd., Charleston, SC	$3,500,000	1992	46,400	430
Mt. Pleasant II – SC	1904 Hwy. 17 N, Mt. Pleasant, SC	$7,000,000	1995	63,600	590
Charleston III – SC	1951 Maybank Hwy., Charleston, SC	$7,000,000	1986/1996	66,300	570
Mt. Pleasant III – SC	1108 Stockdale Ln., Mt. Pleasant, SC	$16,000,000	1997/2007	195,100	1,370

TOTAL		$76,400,000		1,110,000	8,560

Pursuant to the Stockade Portfolio Purchase Agreement, the Registrant would be obligated to purchase the Stockade Portfolio only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the Stockade Portfolio generally based upon:

•	the ability of the Registrant to obtain debt and raise sufficient net proceeds from its public offering;

•	satisfactory completion of due diligence on the properties and the sellers of the properties;

•	satisfaction of the conditions to the acquisition in accordance with the purchase agreement; and

•	no material adverse changes relating to the properties, the sellers of the properties or certain economic conditions.

There can be no assurance that the Registrant will complete the acquisition of the Stockade Portfolio. In some circumstances, if the Registrant fails to complete the acquisition, it may forfeit up to $2.0 million in earnest money on the Stockade Portfolio.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the Stockade Portfolio. Due to the considerable conditions to the consummation of the acquisition of the Stockade Portfolio, the Registrant cannot make any assurances that the closing of the Stockade Portfolio is probable.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Stockade Portfolio Purchase Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.

Date: June 25, 2012	By:	/s/ Michael S. McClure

Michael S. McClure
Executive Vice President and Chief Financial Officer